                                                                    EXHIBIT 32.1

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
                             CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Universal Truckload Services, Inc. (the "Company") on Form 10-Q for the thirteen weeks ended October 1, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Donald B. Cochran, as Chief Executive Officer of the Company, and Robert E. Sigler, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that (1) the Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2005

                              /s/ Donald B. Cochran
                              -------------------------
                              Donald B. Cochran
                              President and Chief Executive Officer

                              /s/ Robert E. Sigler
                              -------------------------
                              Robert E. Sigler
                              Vice President, Chief Financial Officer, Secretary and Treasurer

The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.